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Atlantic Gulf Communities Corporation Exhibit to the 1996 Form 10-K
Exhibit (c) 23. Accountant's Consent - Ernst & Young LLP





              Consent of Independent Certified Public Accountants
                               Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-78284, as amended by Amendments 1 and 2), and (Form S-8 No. 33-78282) pertaining to the Company's Employee Stock Option Plan, of our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of Atlantic Gulf Communities Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




April 7, 1997
Miami, Florida